FIRST SUPPLEMENTAL INDENTURE

     THIS FIRST SUPPLEMENTAL INDENTURE (the "Supplemental Indenture"), dated as of November 24, 2004, is entered into by and between American Skiing Company, a Delaware corporation (the "Company"), and Oak Hill Capital Partners, L.P., a Delaware limited partnership, as trustee (the "Trustee").

     WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of August 31, 2001 (the "Indenture"), pursuant to which the Company's 11.3025% Convertible Subordinated Notes due 2007 (the "Notes") were issued. Capitalized terms used but not defined herein shall have the same meanings ascribed to such terms in the Indenture;

     WHEREAS, Section 11.02 of the Indenture provides that the Company and the Trustee may make certain amendments to the Indenture with the consent of each Holder;

     WHEREAS, each Holder has given and, as of the date hereof, has not withdrawn its consent, in a form attached hereto as Exhibit A, to the amendments to the Indenture set forth below (the "Amendments"); and

     WHEREAS, the execution of this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Company and the Trustee in accordance with its terms have been done.

     NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company and the Trustee mutually covenant and agree as follows:

     1. Effect. This Supplemental Indenture shall become effective upon its execution and delivery by the parties hereto.

     2. Amendments.

                  The Indenture is hereby amended as follows:

          (a) The Stated Maturity of the Accreted Value of the Notes is hereby extended to May 24, 2012 (the period of such extension, the "Extension Period"). The term "August 28, 2007" in all places in the Indenture, all exhibits thereto and the Notes is hereby deleted and replaced by "May 24, 2012".

          (b) The term "11.3025% Convertible Subordinated Notes due 2007" in all places in the Indenture, all exhibits thereto and the Notes is hereby deleted and replaced by "11.3025% Convertible Subordinated Notes due 2012".

          (c) For purposes of Section 3.07 of the Indenture and Paragraph 5 of the Notes, it is agreed that the Notes will be subject to redemption at the option of the Company, in whole or in part, during the Extension Period in accordance with terms of the Indenture and Notes and that the redemption price shall be 100% of the Accreted Value thereof plus accrued and unpaid interest thereon to the applicable redemption date.
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          (d) For purposes of Section 4.07 of the  Indenture  and Paragraph 6 of
     the Notes, it is agreed that if a Change of Control occurs during the Extension Period, the Company will be obligated to offer to purchase the Notes at a purchase price equal to 100% of the Accreted Value thereof plus accrued and unpaid interest thereon to the Purchase Date in accordance with
     Section 4.07 of the Indenture and Paragraph 6 of the Notes.

          (e) In order to correct a typographical error, all references to "Section 5.07" in Section 8.01(c) are hereby amended to read "Section 4.07."

     3. Waiver. The Trustee hereby waives any requirement under the Indenture for the Company to deliver an Officers' Certificate, certificate or opinion to it in connection with the execution and delivery of this Supplemental Indenture.

     4. Senior Debt. For the avoidance of doubt, it is understood that any Indebtedness or other obligation of the Company that, by its terms, expressly provides that such Indebtedness or obligation shall be pari passu or subordinated in right of payment to the Notes shall not be deemed to be Senior Debt under the Indenture.

     5. Governing Law. THE INTERNAL LAWS OF THE STATE OF NEW YORK SHALL GOVERN THIS SUPPLEMENTAL INDENTURE, WITHOUT REGARD TO THE CONFLICT OF LAWS PROVISIONS THEREOF.

     6. Counterparts and Facsimile Signatures. This Supplemental Indenture may be executed by manual or facsimile signature in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

     7. Effect on Indenture. Upon its execution, this Supplemental Indenture shall become effective. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby. Except as expressly set forth herein, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect, including with respect to this Supplemental Indenture.

     8. Effect of Headings. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

     9. Successors. All agreements of the Company in this Supplemental Indenture shall bind its successor. All agreements of the Trustee in this Supplemental Indenture shall bind its successor.
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                  IN WITNESS WHEREOF, the parties have executed this
Supplemental Indenture as of the date first written above.



                                   AMERICAN SKIING COMPANY


                                   By:  /s/ Foster A Stewart, Jr
                                     -------------------------------------------
                                   Name   Foster A Stewart, Jr
                                   Title: Senior Vice President and General
                                          Counsel


                                  OAK HILL CAPITAL PARTNERS, L.P., as Trustee

                                  By:  OHCP GenPar, L.P., its general partner

                                  By:  OHCP MGP, LLC, its general partner


                                  By: /s/ Kevin G Levy
                                     -------------------------------------------
                                     Name:   Kevin G Levy
                                     Title:  Vice President